Exhibit 99.1

National Automation Services, Inc.
Announces 1 for 200 reverse stock split

LAS VEGAS, NV (Marketwire – December 11, 2014) - National Automation Services, Inc. ("NAS") (OTCQB: NASV) a small, but rapidly growing oil and gas services company has approved a reverse stock split of NAS’s outstanding shares of common stock at a ratio of 1-for-200. The reverse stock split, previously approved by the holders of the majority of the shares of common stock, is expected to be effective on December 11, 2014 (the “Effective Date”).

Accordingly, and at the Effective Time, every two hundred issued and outstanding shares of common stock of NAS will be converted into one share of common stock of NAS. In addition, at the market open on December 11, 2014, the common stock will be assigned a new CUSIP number: 632554 200. In connection with the Company’s reverse stock split, the Financial Industry Regulatory Authority (“FINRA”) has assigned the Company a new stock symbol, NASVD. The Company’s stock will be quoted as NASVD for twenty business days after the Effective Date, and thereafter, the trading symbol will be NASV (OTC Markets).

As a result of the reverse stock split, the number of outstanding shares of NAS’s common stock will be reduced from approximately 788,196,454 shares of Common Stock to approximately 3,940,983 shares. The number of authorized shares of common stock was reduced from 1,000,000,000 to 75,000,000 and 10,000,000 shares of preferred stock was authorized, the designations, rights and preferences of which will be determined by the Board of Directors.

Jeremy Briggs CFO of the Company said, “The Company has worked hard to get to this point in passing another milestone in our recapitalization efforts, and business strategy. I appreciate all the hard work of our team and the patience of our shareholders. The Company is moving in the right direction for our future growth.”

All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC at Worldwide Stock. The reverse stock split will apply to all of NAS’s outstanding shares of common stock and therefore will not affect any stockholder’s relative ownership percentage.

For further information about National Automation Services, Inc., visit National Automation Services, read our SEC filings at NASV SEC Filings and subscribe to Email Alerts at Subscribe Today (bottom of the web-page) to receive company news and shareholder updates.

SAFE HARBOR AND INFORMATIONAL STATEMENT This press release may contain forward-looking information within the meaning of Section 21E of the Security Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statement of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial conditions or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may", "would", "will", "expect", "estimate", "anticipate", "believe", "intend", and similar expressions and variations thereof are intend to identify forward-looking statements. Investors are cautioned that any such forward-looking statement are not guarantee of future of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company's registration statement and reports filed with the SEC. The Company claims the safe harbor provided by Section 21E(c) of the Exchange Act for all forward-looking statements.

Investor Relations Contact:

The Olibri Group	IR Consulting Services
Briggs Smith	Alan Stamper
813-438-5225	727-771-8773
info@olibrigroup.com	alanstamper@gmail.com